Exhibit 99.1

Innovative Industrial Properties Reports First Quarter 2017 Results

SAN DIEGO, CA – May 10, 2017 – Innovative Industrial Properties, Inc. (NYSE: IIPR) (the "Company") announced today results for the quarter ended March 31, 2017, the first full quarter since the Company commenced real estate operations and completed its initial public offering in December 2016.

2017 Highlights Year-to-Date

•	During the first quarter 2017, the Company generated total revenues and rental revenues of approximately $1.3 million, primarily reflecting the rent paid by PharmaCann at the Company's medical-use cannabis cultivation facility located in New York.
•	Subsequent to the end of the first quarter 2017, the Company executed an agreement to purchase the 9220 Alaking Court property in Capitol Heights, Maryland.

Acquisition Activity and Pipeline

On May 1, 2017, the Company executed an agreement to purchase the 9220 Alaking Court property in Capitol Heights, Maryland, which is currently under development and expected to comprise approximately 72,000 square feet upon completion. The initial purchase price is $8 million, with an additional $3 million payable to the seller upon completion of certain development milestones and an additional $4 million payable to the tenant, Holistic Industries LLC, as reimbursement for certain tenant improvements. Concurrent with the completion of the purchase, the Company expects to enter into a triple-net lease agreement with Holistic, which intends to use the facility for medical cannabis cultivation. The Company also agreed to separately fund a rent reserve equal to $1.9 million, which will be drawn down each month (starting in month four) to pay base rent and the property management fee until depleted. The initial term of the lease is 16 years, with three options to extend the term of the lease for three additional five year periods. The initial annualized base rent, after a three month rent abatement period, is subject to the rent reserve and is expected to be 15% of the sum of the initial purchase price, the additional seller reimbursement and the reimbursed tenant improvements, with 3.25% annual escalations for the initial term of the lease. Holistic is also responsible for paying the Company a 1.5% property management fee of the then-existing base rent under the lease. Holistic is one of 15 applicants in the state of Maryland to have received provisional approval for the cultivation of medical-use cannabis by the Maryland Medical Cannabis Commission (the "MMCC"), having also received provisional approval from the MMCC for processing and dispensing. The transaction is expected to be completed in the second quarter 2017.

As of May 10, 2017, the Company had identified and was in various stages of reviewing approximately $100 million of additional potential properties for acquisition, which amount is estimated based on sellers’ asking prices for the properties, ongoing negotiations with sellers, the Company's assessment of the values of such properties after taking into account the current and expected lease revenue, operating history, age and condition of the property, and other relevant factors. The transaction for the Alaking Court property is subject to the Company's continued diligence and customary closing conditions, and the Company cannot provide assurances that it will complete the purchase of the Alaking Court property or the other properties in the Company's pipeline on the terms described herein, or at all.

Financial Results

For the first quarter 2017, the Company had total revenues and rental revenues of approximately $1.3 million, primarily reflecting the rent paid by PharmaCann at the Company's medical-use cannabis cultivation facility located in New York, which was the only property that the Company owned as of March 31, 2017. The Company began real estate operations after closing its initial public offering and purchasing the Initial Property in December 2016.

For the first quarter 2017, the Company recorded a net loss and net loss per basic and diluted share of ($591,000) and ($0.18), respectively. For the first quarter 2017, funds from operations ("FFO") and FFO per basic share were ($430,000) and ($0.13), respectively. For the first quarter 2017, AFFO and AFFO per diluted share were $340,000 and $0.10, respectively.

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies.  A complete reconciliation containing adjustments from GAAP net loss available to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

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Teleconference and Webcast

Innovative Industrial Properties, Inc. will not be conducting a conference call to discuss its first quarter 2017 earnings results, but does expect to conduct a conference call for second quarter 2017 earnings results.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a self-advised Maryland corporation focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. intends to elect to be taxed as a real estate investment trust. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as the Company “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Innovative Industrial Properties, Inc.

Condensed Consolidated Balance SheetS

(Unaudited)

(Dollars in thousands, except share and per share amounts)

Assets	March 31, 2017	December 31, 2016
Real estate, at cost:
Land	$7,600	$7,600
Buildings and improvements	22,475	22,475
Total real estate, at cost	30,075	30,075
Less accumulated depreciation	(187)	(27)
Net real estate held for investment	29,888	30,048
Cash and cash equivalents	33,351	33,003
Prepaid insurance and other assets, net	268	276
Total assets	$63,507	$63,327
Liabilities and stockholders' equity
Accounts payable, accrued expenses and other liabilities	$344	$70
Offering cost liability	—	276
Rents received in advance and tenant security deposit	2,545	2,542
Total liabilities	2,889	2,888
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized, no shares issued and outstanding as of March 31, 2017 and December 31, 2016	—	—
Common stock, par value $0.001 per share, 50,000,000 shares and no shares authorized, and 3,525,564 shares and no shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	4	—
Class A common stock, par value $0.001 per share, no shares and 49,000,000 shares authorized, and no shares and 3,416,508 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	—	3
Class B common stock, par value $0.001 per share, no shares and 1,000,000 shares authorized, and no shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	—	—
Additional paid-in-capital	65,597	64,828
Accumulated deficit	(4,983)	(4,392)
Total stockholders' equity	60,618	60,439
Total liabilities and stockholders' equity	$63,507	$63,327

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Innovative Industrial Properties, Inc.

Condensed Consolidated STATEMENT OF OPERATIONS

for the Three Months Ended March 31, 2017

(Unaudited)

(Dollars in thousands, except share and per share amounts)

Revenues:
Rental	$1,290
Other	35
Total revenues	1,325
Expenses:
General and administrative	985
Stock-based compensation	770
Depreciation	161
Total expenses	1,916
Net loss	$(591)
Net loss per share (basic and diluted)	$(0.18)
Weighted average shares outstanding:
Basic and diluted	3,350,000

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Innovative Industrial Properties, Inc.

Condensed Consolidated FFO AND AFFO

for the Three Months Ended March 31, 2017

(Unaudited)

(Dollars in thousands, except share and per share amounts)

The Company's FFO available to common shares and a reconciliation to net loss for the three months ended March 31, 2017 were as follows:

Net loss	$(591)
Real estate depreciation	161
FFO	$(430)
FFO per common share – basic	$(0.13)
Weighted-average common shares outstanding – basic	3,350,000

The Company's AFFO available to common shares and a reconciliation of FFO to AFFO for the three months ended March 31, 2017 were as follows:

FFO	$(430)
Stock-based compensation	770
AFFO	$340
AFFO per common share – diluted	$0.10
Weighted-average common shares outstanding – diluted	3,504,921

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to "net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures."

Management believes FFO and FFO per share to be important supplemental measures of a REIT's performance because they provide an understanding of the operating performance of the Company's properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. The Company reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT's operating performance. The Company calculates AFFO by adding to FFO certain non-cash expenses, consisting primarily of non-cash stock-based compensation expense.

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The Company's computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO and AFFO do not represent cash flow available for management's discretionary use. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of the Company's financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including the Company's ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income (loss) computed in accordance with GAAP as measures of the Company's operations.

Company Contact:

Robert Sistek

Chief Financial Officer and Executive Vice President, Investments

Innovative Industrial Properties, Inc.

(858) 997-3332

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